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                                                                   EXHIBIT 3.1.4


                           [THE STATE OF TEXAS SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       FOR

                              ATWOOD OCEANICS, INC.
                             CHARTER NUMBER 00252308



         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED NOV. 7, 1997

EFFECTIVE NOV. 7, 1997


[THE STATE OF TEXAS SEAL]

                                           /s/ ANTONIO O. GARZA, JR.
                                       -------------------------------------
                                           Antonio O. Garza, Jr.,
                                           Secretary of State



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                                                                         [STAMP]


                            ARTICLES OF AMENDMENT TO
                      RESTATED ARTICLES OF INCORPORATION OF
                              ATWOOD OCEANICS. INC.


         Pursuant to the terms and provisions of Article 4.04 of the Texas Business Corporation Act, Atwood Oceanics, Inc., a Texas corporation, adopts the following Articles of Amendment to its Restated Articles of Incorporation.

                                       I.

         The name of the corporation is Atwood Oceanics, Inc

                                       II.

         The first paragraph of Article IV of the Company's Restated Articles of Incorporation is hereby amended by deleting the existing text in its entirety and substituting the following therefor:

                  "A. The aggregate number of shares which the corporation shall have authority to issue is twenty-one million (21,000,000), of which twenty million (20,000,000) shares of $1.00 par value each shall be common stock ("Common Shares"), and of which one million (1,000,000) shares without par value shall be preferred stock ("Preferred Shares")."


                                      III.

         Each amendment made by the Articles of Amendment to the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act. The Articles of Amendment to the Restated Articles of Incorporation, including the amendment set forth above, were adopted by the shareholders of the corporation on November 6, 1997.

                                       IV.

         The number of shares of the corporation outstanding and entitled to vote on the amendment was 6,771,313 shares.

                                       V.

         An aggregate of 6,411,680 shares were voted for the amendment, and aggregate of 29,597 shares were voted against the amendment, and an aggregate of 1,720 shares abstained from voting.


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         The Articles of Amendment to the Restated Articles of Incorporation do
not provide for an exchange, reclassification or cancellation of issued shares.

                                      VII.

         The Articles of Amendment to the Restated Articles of Incorporation do not effect a change in the mount of stated capital.

         Dated: November 6, 1997.


                                       ATWOOD OCEANICS, INC.



                                       By: /s/ JAMES M. HOLLAND
                                           -------------------------------------
                                           James M. Holland
                                           Senior Vice President and Secretary


THE STATE OF TEXAS   )
                     )
COUNTY OF HARRIS     )


         BEFORE ME, the undersigned authority, on this day personally appeared James M. Holland, Senior Vice President and Secretary of Atwood Oceanics, Inc., a Texas corporation, known to me to be the person whose name is subscribed above, being by me duly sworn did say that he is the person whose signature appears above, that the matters stated in the foregoing instrument are true, and that the said instrument was signed and acknowledged by him for the purposes and consideration therein expressed, and in the capacity therein stated.

         SUBSCRIBED AND SWORN TO BEFORE ME by the said James M. Holland on this 6th day of November, 1997.



                                                   /s/ BETTY JO REESE
                                                   -----------------------------
[NOTARY SEAL]                                      Notary Public in and for the
                                                   State of TEXAS